Exhibit 99.1

BroadVision Contact:

Bob Okunski
BroadVision Investor Relations
650-542-4659
bob.okunski@broadvision.com

BroadVision, Inc. Announces Third Quarter 2003 Results

REDWOOD CITY, Calif. — October 22, 2003 — BroadVision, Inc. (Nasdaq: BVSN), a global provider of enterprise self-service web applications, today reported financial results for the third quarter ended September 30, 2003.  Revenues for the third quarter of 2003 were $18.6 million, compared with revenues of $21.8 million for the second quarter ended June 30, 2003 and $27.2 million for the third quarter of 2002. License revenue for the quarter totaled $5.1 million versus $6.8 million in the second quarter of 2003.

In the third quarter, BroadVision posted a net loss on a generally accepted accounting principles (GAAP) basis of $10.3 million, or $0.31 per share, which included a restructuring charge of $4.5 million attributable to excess facilities and severance costs and a one-time charge of $4.2 million for the settlement of pending litigation.  The GAAP net loss for the quarter compares with a GAAP net loss of $7.6 million, or $0.23 per share, for the second quarter of 2003, and a GAAP net loss of $67.7 million, or $2.11 per share, in the third quarter of 2002.

Including the $4.2 million one-time litigation settlement charge, pro forma net loss for the third quarter of 2003 was $5.5 million, or $0.17 per diluted share, compared with pro forma net income of $222,000, or $0.01 per diluted share, in the second quarter of 2003 and a pro forma net loss of $2.3 million, or $0.07 per share, in the third quarter of 2002. Pro forma results exclude certain restructuring and non-cash charges that totaled $4.8 million in the third quarter of 2003, $7.8 million in the second quarter of 2003 and $65.4 million in the third quarter of 2002.  A reconciliation of pro forma results to GAAP results is provided in the financial information attached to this press release.  The Company believes its pro forma results provide useful information because they reflect the Company’s financial performance excluding certain charges and restructuring expenses that the Company believes are not indicative of its ongoing operations.

“Although disappointed by the revenues that we recorded for the quarter, we generated important account wins,” commented Dr. Pehong Chen, BroadVision’s president and CEO.  “Our Q3 revenues do not include a several million dollar license transaction that was completed during the quarter, but which was not recorded as revenue until after quarter-end.  Overall, we are starting to see a shift in our business as customers look to extend their investment in BroadVision to maximize their e-business success.  Our operational plan remains on track and we continue to improve efficiencies and effectively manage our expenses.  I am encouraged about our progress and optimistic about our future success.”

During the third quarter of 2003, BroadVision closed new and repeat business with companies such as Bear Stearns, Children’s Hospital of Philadelphia, CTBR, Telecom Italia, Renault, Rothschild Bank, the U.S. Intelligence Community and Vodaphone Japan.

Conference Call

BroadVision will hold a conference call to discuss this press release and related matters at 5:00 pm Eastern Time, October 22, 2003. The call, hosted by Dr. Pehong Chen, president and CEO of BroadVision, can be accessed live and thereafter, by visiting the investor relations section of the Company’s website at www.broadvision.com/ir.

Information Concerning Forward-Looking Statements

Information in this release that involves expectations, beliefs, hopes, plans, intentions or strategies regarding the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which forward-looking statements involve risk and uncertainties. All forward-looking statements included in this release are based upon information available to BroadVision as of the date of this release, and BroadVision assumes no obligation to update or correct any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from BroadVision’s current expectations. Factors which could cause or contribute to such differences include, but are not limited to: lack of market acceptance of BroadVision’s existing and new products or services; BroadVision’s inability to continue to develop competitive new products and services on a timely basis; introduction of new products or services by competitors; general economic conditions and BroadVision’s inability to attract and retain qualified employees. These and other factors and risks associated with BroadVision’s business are discussed in its most recent annual report on Form 10-K and in BroadVision’s quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission.

About BroadVision

BroadVision is a global provider of enterprise self-service web applications.  Centered on One-To-One personalization, our integrated solutions for process, commerce, portal, and content help customers increase revenues and streamline costs by transacting more business over the web channel and consolidating multiple sites into a unified portal environment. Over 1,000 customers - including Air France, Cardinal Health, Hewlett-Packard, Sears, Toyota, U.S. Air Force and Vodafone - serving nearly 60 million registered users, rely on BroadVision’s open, scalable enterprise-class solutions to power and personalize their mission-critical web initiatives.

For more information about BroadVision, Inc., call 650.542.5100, email info@broadvision.com or visit www.broadvision.com.

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BroadVision is a trademark or registered trademark of BroadVision, Inc. in the United States and other countries.

BROADVISION, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	September 30, 2003	December 31, 2002
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$80,620	$77,386
Short-term investments	1,054	24,484
Accounts receivable, less allowance for doubtful accounts and reserves of $3,329 and $5,502 as of September 30, 2003 and December 31, 2002, respectively	11,079	22,917
Prepaids and other	5,404	9,181
Total current assets	98,157	133,968
Property and equipment, net	17,205	26,600
Long-term investments	—	587
Restricted cash and investments	20,958	16,704
Equity investments	1,624	2,083
Goodwill	53,421	53,421
Other intangibles, net	3,013	3,899
Other assets	2,483	2,874
Total assets	$196,861	$240,136

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Bank borrowings and current portion of long-term debt	$27,977	$25,977
Accounts payable	11,615	8,105
Accrued expenses	36,034	55,787
Unearned revenue	7,098	14,158
Deferred maintenance	16,477	24,325
Total current liabilities	99,201	128,352
Long-term debt, net of current portion	1,213	1,945
Other noncurrent liabilities	70,023	68,206
Total liabilities	170,437	198,503
Commitments and contingencies
Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	1,212,194	1,210,797
Accumulated other comprehensive loss	(46)	37
Accumulated deficit	(1,185,727)	(1,169,204)
Total stockholders’ equity	26,424	41,633
Total liabilities and stockholders’ equity	$196,861	$240,136

BROADVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share amounts)

Three Months Ended September 30,

Nine Months Ended September 30,

	2003	2002	2003	2002
Revenues:
Software licenses	$5,076	$10,756	$19,875	$29,244
Services	13,493	16,483	44,954	57,869
Total revenues	18,569	27,239	64,829	87,113
Cost of revenues:
Cost of software licenses	666	1,414	1,549	3,417
Cost of services	5,915	8,751	19,650	31,507
Total cost of revenues	6,581	10,165	21,199	34,924

Gross profit	11,988	17,074	43,630	52,189

Operating expenses:
Research and development	4,467	7,774	16,681	34,755
Sales and marketing	6,710	9,384	19,585	41,365
General and administrative	2,885	2,573	7,586	13,775
Litigation settlement costs	4,250	—	4,250	—
Goodwill and intangible amortization	—	887	887	2,661
Restructuring charge	4,509	63,205	13,361	103,150
Impairment of assets	—	853	—	3,129
Total operating expenses	22,821	84,676	62,350	198,835
Operating loss	(10,833)	(67,602)	(18,720)	(146,646)

Interest income, net	81	658	673	1,908
Other income (expense), net	574	(651)	1,780	(8,588)
Loss before provision for income taxes	(10,178)	(67,595)	(16,267)	(153,326)
Provision for income taxes	(87)	(138)	(256)	(7,219)
Net loss	$(10,265)	$(67,733)	$(16,523)	$(160,545)

Basic loss per share	$(0.31)	$(2.11)	$(0.51)	$(5.02)
Diluted loss per share	$(0.31)	$(2.11)	$(0.51)	$(5.02)
Shares used in computing basic loss per share	32,906	32,171	32,706	31,961
Shares used in computing diluted loss per share	32,906	32,171	32,706	31,961

PRO FORMA FINANCIAL INFORMATION(1):

Net income (loss)	$(5,458)	$(2,285)	$(1,977)	$(35,014)
Basic income (loss) per share	$(0.17)	$(0.07)	$(0.06)	$(1.10)
Diluted income (loss) per share	$(0.17)	$(0.07)	$(0.06)	$(1.10)

(1) Pro forma net income (loss) and the related per share amounts exclude restructuring charges, amortization of acquired technology, impairment of equity investments and impairment of assets.  Pro forma net income (loss) and pro forma cost of revenues and operating expenses reconcile to the comparable amounts under generally accepted accounting principles as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Net loss, generally accepted accounting principles	$(10,265)	$(67,733)	$(16,523)	$(160,545)
Pro forma adjustments:
Restructuring charges	4,509	63,205	13,361	103,150
Amortization of acquired technology	—	887	887	2,661
Impairment of equity investments	298	503	298	10,312
Provision for deferred tax valuation allowance	—	—	—	6,279
Impairment of assets	—	853	—	3,129
Total pro forma adjustments	4,807	65,448	14,546	125,531

Pro forma net loss	$(5,458)	$(2,285)	$(1,977)	$(35,014)

Cost of revenues and operating expenses, generally accepted accounting principles	$29,402	$94,841	$83,549	$233,759
Pro forma adjustments:
Restructuring charges	(4,509)	(63,205)	(13,361)	(103,150)
Amortization of acquired technology	—	(887)	(887)	(2,661)
Total pro forma adjustments	(4,509)	(64,092)	(14,248)	(105,811)
Pro forma cost of revenues and operating expenses	$24,893	$30,749	$69,301	$127,948